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                                                                   Exhibit 10.17



                                UNICA CORPORATION
        SUMMARY OF COMPENSATORY ARRANGEMENTS WITH NON-EMPLOYEE DIRECTORS

     The Board of Directors (the "Board") of Unica Corporation (the "Company") has approved compensation arrangements for directors who are not also employees of the Company or any of its subsidiaries ("Outside Directors") effective as of the closing of the Company's initial public offering of common stock (the "IPO Date"). Pursuant to these arrangements, each of the Outside Directors is entitled to the following:

     (a)  a monthly retainer fee of $1,250;

     (b) an additional monthly retainer fee of $250 with respect to each membership of such Outside Director on the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee of the Board (or any successor committee to any of such committees); and

     (c) the grant, as of each annual stockholder meeting (commencing with the annual stockholder meeting in 2006), of an option that (i) is exercisable to purchase 15,000 shares of common stock, (ii) has an exercise price equal to the fair market value on the grant date, (iii) vests in full as of the immediately succeeding annual stockholder meeting and (iv) terminates upon the earlier of three months after the final date on which the Outside Director is a member of the Board and ten years after the grant date, provided that an option shall be granted to each of Bruce R. Evans and Bradford D. Woloson on the IPO Date, which option (i) shall be exercisable to purchase a number of shares of common stock equal to 1,250 multiplied by the number of months (rounded to the nearest month) in the period from the grant date until February 1, 2006, (ii) shall have an exercise price equal to the initial price to the public in the Company's initial public offering, (iii) shall vest in full as of the 2006 annual stockholder meeting, and (iv) shall terminate upon the earlier of three months after the final date on which the Outside Director is a member of the Board and ten years after the grant date and provided further that in the case of any Outside Director who first joins the Board after the IPO Date, an option shall be granted to such Outside Director on the date on which such Outside Director first joins the Board, which option (i) shall be exercisable to purchase a number of shares of common stock equal to 1,250 multiplied by the number of months (rounded to the nearest month) in the period from the grant date until the next scheduled annual stockholder meeting (or, if the next annual stockholder meeting has not been scheduled as of the grant date, the anniversary of the last annual stockholder meeting), (ii) shall have an exercise price equal to the fair market value on the grant date,
          (iii) shall vest in full as of the immediately succeeding annual stockholder meeting, and (iv) shall terminate upon the earlier of three months after the final date on which the Outside Director is a member of the Board and ten years after the grant date.

     In addition, the Chair of the Audit Committee of the Board is entitled to receive:

     (1) a monthly retainer fee of $166.67, in addition to the $250 monthly retainer fee payable for the Chair's membership on the Audit Committee pursuant to clause (b) above;

     (2) the grant, as of each annual stockholder meeting (commencing with the annual stockholder meeting in 2006), of an option that (i) is exercisable to purchase 5,000 shares of common stock, (ii) has an exercise price equal to the fair market value on the grant date, (iii) vests in full as of the immediately succeeding annual stockholder meeting and (iv) terminates upon the earlier of three months after the final date on which such individual is a member of the Board and the tenth anniversary of the grant date; and

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     (3)  in the case of any Outside Director who first becomes Chair of the
          Audit Committee after the IPO Date, the grant, on the date on which such Outside Director first becomes such Chair, of an additional option that (i) is exercisable to purchase a number of shares of common stock equal to 416 multiplied by the number of months (rounded to the nearest month) in the period from the grant date until the next scheduled annual stockholder meeting (or, if the next annual stockholder meeting has not been scheduled as of the grant date, the anniversary of the last annual stockholder meeting), (ii) has an exercise price equal to the fair market value on the grant date, (iii) vests in full as of the immediately succeeding annual stockholder meeting, and (iv) terminates upon the earlier of three months after the final date on which such individual is a member of the Board and the tenth anniversary of the grant date.

     All retainer fees will be paid quarterly in arrears, with fees earned during a fiscal quarter being paid during the first month of the immediately succeeding quarter.

     All references above to numbers of shares of common stock give effect to the reverse split of the common stock effected on May 18, 2005, but are subject to equitable adjustment in the event of any subsequent stock split, stock dividend or similar event.

     Any director who is an employee of the Company or any of its subsidiaries shall not receive any additional compensation for serving as a member of the Board or any of its committees.

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